SUBITEM 77 C
  Submission of
matters to a vote of
security holders

FEDERATED PREMIER
INTERMEDIATE
MUNICIPAL INCOME FUND
An Annual Meeting of Fund
 shareholders Common Shares
 and Preferred Shares was
held on September 21 2007
On July 11 2007 the record
 date for shareholders voting
 at the meeting there were
 6946981 total outstanding
 shares
 The following item was
considered by shareholders
 and the results of their
 voting are listed below
Unless otherwise noted each
matter was approved
Election of four Class I
Trustees  Common Shares
 and Preferred Shares
1 John F Donahue
For





Withheld
Authority
to Vote
6475734

296851

2 Thomas G Bigley
For





Withheld
Authority
to Vote
6479005

293580

3 John T Conroy Jr
For





Withheld
Authority
to Vote
6479005

293580

4 Thomas M ONeill
For





Withheld
Authority
to Vote
6472801

299784

An Annual Meeting of
 Fund shareholders
 Preferred Shares
was held on September
 21 2007 On July 11 2007
 the record date for
shareholders voting at
the meeting there were
2441 total outstanding
shares The following
item was considered by
shareholders and
the results of their
voting are listed below
Unless otherwise noted
 each matter was approved
Election of Two Trustees
  Preferred Shares only
1 Peter E Madden
For





Withheld
Authority
to Vote
2086

0

2 John S Walsh
For





Withheld
Authority
to Vote
2086

0

The following Trustees
 of the Fund continued
their terms as Trustees
 of the Fund  J
Christopher Donahue
Lawrence D Ellis MD
 Nicholas P Constantakis
John F Cunningham Charles
 F Mansfield Jr John
E Murray Jr JD SJD
Marjorie P Smuts
and James F Will


The Definitive Proxy
Statement for this
Annual Meeting was
filed with the Securities
and Exchange Commission
on July 24 2007 and is
 incorporated by reference
File No
81121249